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                                                                    EXHIBIT 23.1



                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sun International Hotels Limited
  and Sun International North America, Inc.:

As independent public accountants, we hereby consent to the use of our report included in this registration statement on Form F-4 and to the incorporation by reference in this registration statement of our reports dated January 26, 2001 included in Sun International Hotels Limited's Form 20-F and Sun International North America, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Roseland, New Jersey
September 21, 2001